                                                             Exhibit No. EX-99.8

                             Joint Filer Information

Name of Joint Filer: John T. Kim, as Co-trustee of the Allyson Lee Kim Trust of
                     10/15/01,  the Irrevocable  Deed of Trust of James J. Kim,
                     Settlor F/B/O Jason  Lee  Kim,  the  Dylan  James  Panichello
                     Trust  of  10/15/01, the Irrevocable Deed of Trust of James
                     J. Kim for Alexandra Kim Panichello,  and the  Irrevocable
                     Deed of  Trust  of  James  J.  Kim for  Jacqueline  Mary
                     Panichello and as settlor, trustee and beneficiary of the
                     John T. Kim Trust

Address:              1345 Enterprise Drive
                      West Chester, Pennsylvania 19380

Designated Filer:     Susan Y. Kim

Issuer & Ticker
Symbol:               Amkor Technology, Inc. (AMKR) (NASDAQ National Market
                      System)

Date of Event
Requiring Statement:  May 6, 2004

Signature:            /s/Memma S. Kilgannon    Date  May 17, 2004
                      Memma S. Kilgannon
                      As Attorney-in-Fact for John T. Kim, in his
                      capacities listed above (power of attorney
                      previously filed December 11, 1998)

                                 * * * * * * * *